REPORT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

To the Trustees and Investors of Tax-Managed
Small-Cap Portfolio:
In planning and performing our audit of the
financial statements of Tax-Managed Small-Cap
Portfolio (the "Portfolio") as of and for the year
ended  October 31, 2014, in accordance with the
standards of the Public Company Accounting
Oversight Board (United States), we considered
the Portfolio's internal control over financial
reporting, including controls over safeguarding
securities, as a basis for designing our auditing
procedures for the purpose of expressing our
opinion on the financial statements and to
comply with the requirements of Form N-SAR,
but not for the purpose of expressing an opinion
on the effectiveness of the Portfolio's internal
control over financial reporting.  Accordingly, we
express no such opinion.
The management of the Portfolio is responsible
for establishing and maintaining effective
internal control over financial reporting.  In
fulfilling this responsibility, estimates and
judgments by management are required to
assess the expected benefits and related costs
of controls.  A portfolio's internal control over
financial reporting is a process designed to
provide reasonable assurance regarding the
reliability of financial reporting and the
preparation of financial statements for external
purposes in accordance with generally accepted
accounting principles.  A portfolio's internal
control over financial reporting includes those
policies and procedures that (1) pertain to the
maintenance of records that, in reasonable
detail, accurately and fairly reflect the
transactions and dispositions of the assets of the
portfolio; (2) provide reasonable assurance that
transactions are recorded as necessary to
permit preparation of financial statements in
accordance with generally accepted accounting
principles, and that receipts and expenditures of
the portfolio are being made only in accordance
with authorizations of management and trustees
of the portfolio; and (3) provide reasonable
assurance regarding prevention or timely
detection of unauthorized acquisition, use, or
disposition of a portfolio's assets that could have
a material effect on the financial statements.
Because of its inherent limitations, internal
control over financial reporting may not prevent
or detect misstatements.  Also, projections of
any evaluation of effectiveness to future periods
are subject to the risk that controls may become
inadequate because of changes in conditions, or
that the degree of compliance with the policies
or procedures may deteriorate.
A deficiency in internal control over financial
reporting exists when the design or operation of
a control does not allow management or
employees, in the normal course of performing
their assigned functions, to prevent or detect
misstatements on a timely basis.  A material
weakness is a deficiency, or a combination of
deficiencies, in internal control over financial
reporting, such that there is a reasonable
possibility that a material misstatement of a
portfolio's annual or interim financial statements
will not be prevented or detected on a timely
basis.
Our consideration of the Portfolio's internal
control over financial reporting was for the
limited purpose described in the first paragraph
and would not necessarily disclose all
deficiencies in internal control that might be
material weaknesses under standards
established by the Public Company Accounting
Oversight Board (United States).  However, we
noted no deficiencies in the Portfolio's internal
control over financial reporting and its operation,
including controls for safeguarding securities,
that we consider to be a material weakness, as
defined above, as of October 31, 2014.
This report is intended solely for the information
and use of management and the Trustees of
Tax-Managed Small-Cap Portfolio and the
Securities and Exchange Commission and is not
intended to be and should not be used by
anyone other than these specified parties.
/s/ Deloitte & Touche LLP

Boston, Massachusetts
December 18, 2014